NEWS FOR IMMEDIATE RELEASE

Ruth's Chris Steak House Inc., Announces Departure of Anthony M. Lavely

Heathrow, FL - January 30, 2007 - Ruth's Chris Steak House Inc. (Nasdaq: RUTH) today announced that Anthony M. Lavely, Senior Vice President of Marketing and Business Development has resigned effective January 29, 2007 to pursue other business and personal interests. Mr. Lavely served in that position since August 2004.

Craig S. Miller, Chairman of the Board, President, and Chief Executive Officer of Ruth's Chris Steak House stated, "On behalf of the Board of Directors and myself, I'd like to thank Tony for his service to Ruth's Chris Steak House and we certainly wish him well in all his future endeavors. We have commenced a search for his replacement."

About the Company

Ruth's Chris Steak House, Inc. is the largest fine-dining company in the U.S., as measured by the total number of company-owned and franchise-owned restaurants, with over 100 locations worldwide. Founded in New Orleans by Ruth Fertel in 1965, Ruth's Chris specializes in USDA Prime grade steaks served in Ruth's Chris signature fashion ... "sizzling."

To experience fine dining at its prime . . . just follow the sizzle to Ruth's Chris Steak House. For information, reservations, or to purchase gift cards, visit www.RuthsChris.com or call 1-800-544-0808.

CONTACT:

Integrated Corporate Relations

Investor Relations:

Tom Ryan or Raphael Gross 203-682-8200

Or

Media:

John Flanagan, 203-682-8200